Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES THIRD QUARTER 2008 RESULTS

Third Quarter Highlights

•                  Third quarter 2008 AFFO per share of $0.40, excluding $0.02 charge for Lehman Brothers exposure.

•                  NorthStar has a strong liquidity position with $280 million available liquidity at September 30, 2008.

•                  No non-performing assets as of September 30, 2008.

•                  Third quarter 2008 loan repayments total $130 million.

•                  $15.59 diluted GAAP book value per common share.

•                  Sold $100 million of convertible preferred equity in healthcare net lease joint venture.

NEW YORK, NY, November 6, 2008 — NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter ended September 30, 2008.

NorthStar reported adjusted funds from operations (“AFFO”) for the quarter of $0.38 per share compared to $0.30 per share for the third quarter 2007.  AFFO for the third quarter 2008 was $26.6 million, compared to $19.6 for the third quarter 2007.  Net income available to common stockholders for the third quarter 2008 was $233.5 million, or $3.72 per share, compared to $8.7 million, or $0.14 per share for third quarter 2007.  Third quarter 2008 net income includes $249.2 million of income relating to SFAS 159 mark-to-market adjustments and NorthStar’s $1.6 million share of a charge in its securities fund relating to cash collateral held by a bankrupt Lehman Brothers entity.  The charge is included in NorthStar’s third quarter 2008 AFFO and the mark-to-market income is excluded from AFFO.

At September 30, 2008, diluted GAAP book value per common share was $15.59.  For the quarter ended September 30, 2008, NorthStar generated a 14.7% return on average common book equity, excluding general and administrative expenses, and 10.9% inclusive of these corporate costs. For a reconciliation of net income to AFFO and calculations of return on average common book equity and diluted book value per common share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer commented, “NorthStar’s strong liquidity position, discipline in deploying capital and strong credit performance have differentiated our Company from many other financial services companies during these very difficult times.  We are seeing unprecedented disruptions in the capital markets resulting in many competitors exiting the market or who do not have the liquidity to take advantage of the extraordinary opportunities that we believe are being created by these conditions.  Our return expectations for new investments have increased over the past few months, and our current view is that liquidity remains our most important asset in this capital-constrained environment.”

Mr. Hamamoto continued, “Our view that the business environment will remain very challenging through 2009 is consistent with our position in prior quarters, and our investors should expect us to remain very cautious in deploying capital.  NorthStar’s resources are dedicated to managing liquidity and aggressively working through our asset base to manage risk.  NorthStar is not immune to macroeconomic conditions, but we believe our organization and balance sheet are well positioned to deal with the challenges to come.”

Investment Summary

During the quarter, NorthStar funded $73 million of loan investments, of which $43 million related to prior period loan commitments. NorthStar also received $130 million in proceeds from loan repayments during the quarter.  NorthStar invested in $11 million of securities and received $1 million of proceeds from securities payoffs and sales. In addition, NorthStar acquired $33 million face amount of its own CDO notes at an average 50% discount to par with ratings ranging from AAA to BBB and recognized a $7 million gain compared to its carrying value.  NorthStar also invested $11 million into its LandCap Partners joint venture with Whitehall Real Estate, a Goldman, Sachs and Co. affiliate, and made no new healthcare or corporate net lease property investments during the quarter.

NorthStar had approximately $6.4 billion of assets under management at September 30, 2008.

Financing

Total available liquidity at September 30, 2008 was approximately $280 million, including $165 million of unrestricted cash and cash equivalents, and $115 million of uninvested cash in its secured term financings. At September 30, 2008, NorthStar had $458 million outstanding under its $952 million of committed on-balance sheet secured term and revolving credit facilities and the average cost of NorthStar’s on-balance sheet senior and subordinate debt was 4.72%.

On July 9, 2008, NorthStar’s healthcare net lease joint venture sold a $100 million convertible preferred equity interest bearing a 10.5% dividend to Inland American Real Estate Trust Inc.  The preferred equity is convertible into an approximately 42% interest in the venture after the first anniversary of the closing and upon the occurrence of certain events.  NorthStar received approximately $90 million of the net proceeds from the transaction.

On October 7, 2008, NorthStar amended and extended its secured credit facility with JPMorgan. The maximum committed amount was reduced to $150 million from $350 million.  Interest and advance rates on assets currently financed under the facility range from LIBOR plus 1.25% - 1.80% and 55% - 85%, respectively.  Interest and advance rates on future borrowings under the facility will be determined by the lender.  The facility matures on August 8, 2009 and may be extended for one year at the lender’s discretion.  As of September 30, 2008, there was $48 million outstanding on the facility.  Exclusive of this facility, NorthStar has no significant final debt maturities until the second half of 2010.

During the third quarter 2008, Fitch affirmed the ratings on all classes of notes issued by N-Star V, VI, VIII and IX, four of NorthStar’s commercial real estate term financings.

Risk Management

NorthStar had no non-performing assets and no delinquencies of contractual interest or principal due as of September 30, 2008.  NorthStar designates a loan as non-performing at such time as the loan becomes 90 days delinquent or the loan has a maturity default. During the third quarter, NorthStar recorded $3.2 million of credit loss provisions relating to three loans and reversed a previously recorded $0.8 million reserve on a $19.5 million first mortgage loan.  The property securing the mortgage was sold during the third quarter and our loan was assumed by the new borrower as part of the transaction.  Loan credit loss reserves total $5.7 million at September 30, 2008.  At September 30, 2008, the weighted average first and last dollar loan-to-value ratios of NorthStar’s real estate loans were 26.5% and 79.6%, respectively.

NorthStar’s securities portfolio had five upgrades representing $20.8 million of securities and 20 downgrades representing $161.7 million of securities during the third quarter.  The average credit rating of NorthStar’s real estate securities was BBB/Baa2 (investment grade) at the end of the third quarter, consistent with prior quarters in 2008.

NorthStar’s net lease portfolio was 92% leased as of September 30, 2008.  The net lease assets have an 8.7 year weighted average remaining lease term at September 30, 2008.  During the third quarter NorthStar completed a lease termination relating to an industrial distribution facility formerly leased to Cott Beverage.  Cott agreed to make cash payments to NorthStar totaling $9.1 million and NorthStar recognized $5.6 million of net income from the termination in the third quarter.  NorthStar is actively seeking one or more tenants for this facility.  In addition, during the third quarter Washington Mutual Bank, FA, the tenant of NorthStar’s Chatsworth, CA office facilities, was acquired by JPMorgan in a transaction facilitated by the FDIC.  WaMu has made all contractual lease payments to date and JPMorgan is currently within a contractual period in which they may accept or reject the lease.  For more information regarding the core net lease assets, please refer to the tables on the following pages.

NorthStar’s “watch list” totaled $205.4 million as September 30, 2008.  The watch list is developed based upon a comprehensive review of NorthStar’s entire asset base each quarter.  Those assets requiring intensive management attention are candidates for the list.  During the quarter NorthStar added to the watch list three first mortgage loans totaling $78.9 million, one mezzanine loan totaling $20.8 million and its $15.2 million net equity investment in the WaMu facility pending resolution on the leasing status.  NorthStar removed a $19.5 million first mortgage loan because the property was recapitalized.  Since inception of the watch list in 2007, NorthStar has resolved $66.5 million of watch list assets with no loss of principal.  For a more detailed discussion of risk management and the watch list, please refer to Management’s Discussion and Analysis in NorthStar’s third quarter 10-Q filing.

Andrew C. Richardson, chief financial officer and treasurer stated, “During the third quarter the U.S. economic outlook worsened and we expect the environment to become more challenging in 2009.  Weakening economic fundamentals will pressure all asset classes, including commercial real estate.  Capital is scarce, but our borrowers continued to find debt financing evidenced by a strong $130 million of repayment volume during the third quarter.  Unless liquidity begins to return to the market, we expect a very high percentage of our borrowers to continue to exercise extension options if they are available.  In addition, the rating agencies continue to modify their ratings models with more conservative assumptions regarding loss rates and recoveries.  These changes could result in ratings downgrades for commercial real estate securities even though the underlying collateral performance may not have materially changed.”

Mr. Richardson continued, “Our asset base has performed very well in these difficult times; nonetheless, it is reasonable to expect some level of deterioration in credit as economic conditions worsen.  NorthStar’s top priority is protecting its shareholders’ capital, and senior management spends a majority of their time on portfolio credit and liquidity management.”

Stockholder’s Equity and Dividends

At September 30, 2008, NorthStar had 70,390,645 total shares and operating partnership units outstanding, and $79.3 million of minority interest relating to its operating partnership.  Book value per diluted common share was $15.59.  For a calculation of book value per diluted common share, please refer to the table on the following pages.

On October 8, 2008, NorthStar announced that its Board of Directors declared a cash dividend of $0.36 per share of common stock, payable with respect to the quarter ended September 30, 2008.  The dividend is expected to be paid on November 14, 2008 to shareholders of record as of the close of business on November 4, 2008.  The Company’s Board also authorized a share repurchase program of up to 10 million shares of NorthStar’s common stock.

Earnings Conference Call

NorthStar will hold a conference call to discuss third quarter 2008 financial results on Thursday November 6, 2008, at 10:00 AM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.  The Company will post on its website, www.nrfc.com, a September 30, 2008 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 800-257-1836, or for international callers, by dialing 303-228-2960.

A replay of the call will be available one hour after the call through Thursday November 13, 2008 by dialing 800-405-2236 or 303-590-3000 for international callers, using pass code 11120844.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Condensed Consolidated Statements of Operations

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues and other income:
Interest income	$49,783	$78,082	$163,373	$216,286
Interest income – related parties	3,424	3,767	10,767	9,698
Rental and escalation income	29,028	26,674	87,005	67,877
Advisory and management fee income – related parties	1,812	2,441	10,688	5,256
Other revenue	9,493	1,714	14,452	5,275
Total revenues	93,540	112,678	286,285	304,392
Expenses:
Interest expense	45,484	65,290	146,306	177,393
Real estate properties – operating expenses	1,938	2,158	6,023	6,406
Asset management fees – related parties	853	1,405	3,892	2,868
Fundraising fees, debt issuance costs and other	—	6,295	4,948	6,295
Provision for loss on investments	2,450	—	5,700	—
General and administrative:
Salaries and equity based compensation (1)	9,429	9,525	31,084	27,175
Auditing and professional fees	963	1,347	4,638	5,558
Other general and administrative	3,333	3,517	10,744	10,157
Total general and administrative	13,725	14,389	46,466	42,890
Depreciation and amortization	13,566	9,163	33,481	23,594
Total expenses	78,016	98,700	246,816	259,446
Income from operations	15,524	13,978	39,469	44,946
Equity in (loss)/earnings of unconsolidated ventures	772	(4,578)	(4,846)	(5,162)
Unrealized gain (loss) on investments and other	245,319	4,416	427,733	(3,762)
Realized gain on investments and other	6,973	997	14,057	3,524
Income from continuing operations before minority interest	268,588	14,813	476,413	39,546

Minority interest in operating partnership	(27,524)	(680)	(47,346)	(1,835)

Minority interest in joint ventures	(2,300)	(215)	(2,097)	(351)
Income from continuing operations	238,764	13,918	426,970	37,360
Loss from discontinued operations, net of minority interest	—	—	—	(56)
Net income (loss)	238,764	13,918	426,970	37,304
Preferred stock dividends	(5,231)	(5,231)	(15,693)	(11,302)
Net income available to common stockholders	$233,533	$8,687	$411,277	$26,002
Net income per share from continuing operations (basic/diluted)	$3.72	$0.14	$6.55	$0.42
Income per share from discontinued operations (basic/diluted)	—	—	—	—
Net income available to common stockholders	$3.72	$0.14	$6.55	$0.42
Weighted average number of shares of common stock:
Basic	62,825,383	61,629,938	62,772,013	61,448,490
Diluted	70,229,958	64,659,852	69,998,215	64,400,903

(1)   The three months ended September 30, 2008 and 2007 include $5,439 and $3,948 of equity based compensation expense, respectively.

The nine months ended September 30, 2008 and 2007 include a $18,396 and $11,837 of equity based compensation expense, respectively.

NorthStar Realty Finance Corp.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS:
Cash and cash equivalents	$164,593	$153,829
Restricted cash	162,288	202,295
Operating real estate – net	1,136,378	1,134,136
Available for sale securities, at fair value	391,509	549,522
Collateral held by broker	—	12,746
Real estate debt investments, net	2,005,697	2,007,022
Corporate loan investments	—	457,139
Investments in and advances to unconsolidated ventures	106,007	33,143
Receivables, net of allowance of $0 and $1 in 2008 and 2007, respectively	27,131	32,141
Unbilled rents receivable	7,488	5,684
Derivative instrument, at fair value	42	—
Deferred costs and intangible assets, net	78,014	126,677
Other assets	41,718	78,448
Total assets	$4,120,865	$4,792,782

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Mortgage notes and loans payable	908,601	912,365
Exchangeable senior notes, measured at fair value as of September 30, 2008	196,770	172,500
Bonds payable, measured at fair value as of September 30, 2008	860,771	1,654,185
Credit facilities	48,216	501,432
Secured term loans	410,281	416,934
Liability to subsidiary trusts issuing preferred securities, measured at fair value as of September 30, 2008	95,582	286,258
Repurchase obligations	1,540	1,864
Securities sold, not yet purchased, at fair value	—	12,856
Obligations under capital leases	3,561	3,541
Accounts payable and accrued expenses	20,979	34,893
Escrow deposits payable	49,947	65,445
Derivative liability, at fair value	44,902	49,280
Other liabilities	39,385	40,695
Total liabilities	2,680,535	4,152,248

Minority interest in operating partnership	79,347	7,534
Minority interest in joint ventures	101,306	14,961

Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share,7,600,000 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 62,986,070 and 61,719,469 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	630	617
Additional paid-in capital	607,573	595,418
Retained earnings (deficit)	494,615	(40,075)
Accumulated other comprehensive loss	(84,513)	(179,293)
Total stockholders’ equity	1,259,677	618,039
Total liabilities and stockholders’ equity	$4,120,865	$4,792,782

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Funds from Operations:
Income from continuing operations before minority interest	$268,588	$14,813	$476,413	$39,546
Minority interest in joint ventures	(2,300)	(215)	(2,097)	(351)
Income from continuing operations before minority interest in operating partnership	266,288	14,598	474,316	39,195
Adjustments:
Preferred stock dividends	(5,231)	(5,231)	(15,693)	(11,302)
Depreciation and amortization	13,566	9,163	33,481	23,594
Funds from discontinued operations	—	—	—	17
Real estate depreciation and amortization – unconsolidated ventures	247	247	742	743
Funds from Operations	$274,870	$18,777	$492,846	$52,247

Adjusted Funds from Operations:
Funds from Operations	$274,870	$18,777	$492,846	$52,247
Straight-line rental income, net	(344)	(866)	(1,817)	(1,853)
Straight-line rental income, discontinued operations	—	—	—	10
Straight-line rental income and fair value lease revenue (SFAS 141 adjustment), unconsolidated ventures	(39)	(54)	(125)	(167)
Amortization of equity-based compensation	5,439	3,948	18,396	11,837
Fair value lease revenue (SFAS 141 adjustment)	(809)	(271)	(1,420)	(611)
Unrealized(gains)/losses from mark-to-market adjustments	(249,244)	(6,365)	(438,565)	3,473
Unrealized(gains)/losses from mark-to-market adjustments, unconsolidated ventures	(3,291)	4,393	6,356	4,393
Adjusted Funds from Operations	$26,582	$19,562	$75,671	$69,329

FFO per share of Common Stock	$3.91	$0.29	$7.04	$0.81
AFFO per share of Common Stock	$0.38	$0.30	$1.08	$1.08

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; and (iv) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from (or adding) to FFO:

•                  normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue under SFAS 141;

•                  the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and

•                  an adjustment to reverse the effects of non-cash unrealized gains/(losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines.  NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested.  Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business.  ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A)

($ in thousands)

	Three Months
	Ended
	September 30, 2008		Annualized (2)
Adjusted Funds from Operations (AFFO)	$26,582		$106,328	(A)
Plus: General & Administrative Expenses	13,725
Plus: General & Administrative Expenses from Unconsolidated Ventures	1,070
Less: Equity-Based Compensation and Straight-Line Rent included in G&A	5,439
AFFO, excluding G&A	35,938		143,752	(B)

Average Common Book Equity & Operating Partnership Minority Interest (1)	$979,020	(C)

Return on Average Common Book Equity (including G&A)	10.9	%(A)/(C)
Return on Average Common Book Equity (excluding G&A)	14.7	%(B)/(C)

(1)  Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2)  Annualized numbers are calculated by taking the current quarter amounts and multiplying by 4.

Return on Average Common Book Equity by Business Segment (Pre-G&A)

Including and Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization

($ in thousands)

	Lending	Net Lease	Securities	Corporate	Total
AFFO, Pre-G&A	$13,767	$15,449	$2,936	$3,786	$35,938
Annualized (A)	55,068	61,796	11,744	15,144	143,752
Average Common Book Equity and Operating Partnership Minority Interest (B) (1)	705,252	120,213	29,815	123,740	979,020
Allocated Cumulative Mark-To-Market Adjustments for Assets, Liabilities and Interest Rate Swaps	(436,205)	(55,878)	44,351	(3,441)	(451,173)
Accumulated Depreciation and Amortization	—	82,234	—	—	82,234
Average Common Book Equity and Operating Partnership Minority Interest Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization(C) (1)	$269,047	$146,568	$74,165	$120,299	$610,079

ROE, Net (A/B)	7.8%	51.4%	39.4%	12.2%	14.7%
ROE, Gross (A/C)	20.5%	42.2%	15.8%	12.6%	23.6%

(1) Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances.  ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Third Quarter Committed and Funded Real Estate Loan and Net Lease Statistics

$ in thousands

	Real Estate Loans			Net
	Fixed	Floating	Total	Lease
Amount Funded	NA	$30,000	$30,000	NA
Weighted Average Yield	NA	25.69%	25.69%	NA
Weighted Average all-in spread/margin(1)	NA	22.50%	22.50%	NA
Weighted Average First $LTV	NA	16.5%	16.5%	NA
Weighted Average Last $LTV	NA	41.3%	41.3%	NA

(1)  Based on average quarterly and one-month LIBOR and US Treasury rates during the quarter. All-in spread and margin includes up-front origination fees and exit points, if any.

Third Quarter Funded Securities Investment Statistics

($ in thousands)

Amount Invested
CMBS (investment grade)	$11,147
Total	$11,147

Management Fees From Secured Term Debt Financings at September 30, 2008

($ in thousands)

					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets	Senior	Subordinate	Total	Revenue
N-Star I	$301,910	0.15%	0.20%	0.35%	$1,057
N-Star II	331,878	0.15%	0.20%	0.35%	1,162
N-Star III	400,000	0.15%	0.20%	0.35%	1,400
N-Star IV	400,000	0.15%	0.20%	0.35%	1,400
N-Star V	500,000	0.15%	0.20%	0.35%	1,750
N-Star VI	450,000	0.15%	0.25%	0.40%	1,800
N-Star VII	550,000	0.15%	0.20%	0.35%	1,925
N-Star VIII	900,000	0.15%	0.25%	0.40%	3,600
N-Star IX(1)	800,000	0.15%	0.25%	0.40%	3,200

Total	$4,633,788				$17,294

(1)     N-Star IX is owned by the NorthStar Real Estate Securities Opportunity Fund.  The Company directly receives 33% of the management fees related to N-Star IX.

CMBS Vintages Under Management

($ in thousands)

	$	%	Cumulative
1996	$1,050	0.1%	0.1%
1997	45,728	3.1%	2.6%
1998	118,414	7.9%	10.6%
1999	49,534	3.3%	14.6%
2000	140,462	9.4%	24.0%
2001	102,729	6.9%	30.6%
2002	69,949	4.7%	35.3%
2003	139,717	9.3%	43.6%
2004	233,553	15.6%	59.2%
2005	343,158	22.9%	82.0%
2006	202,595	13.5%	95.3%
2007	51,264	3.3%	100.0%
Total	$1,498,153	100.0%

Securities Fund	484,156

Total CMBS	$1,982,309

Credit Ratings Distribution of Securities Under Management

($ in thousands)

	$	%
AAA	$115,080	5.3%
AA	67,453	3.1%
A	154,628	7.1%
BBB	1,025,369	47.4%
BB	386,618	17.9%
B	157,216	7.3%
CCC	46,938	2.2%
Unrated	210,744	9.7%
Total	$2,164,046	100.0%

Securities Fund	800,959
Total Securities	$2,965,005

Assets Under Management at September 30, 2008

($ in thousands)

	$	%
Investment grade securities	$2,070,914	32.5%
First mortgage (1)	1,441,478	22.6%
Non-investment grade securities	894,090	14.0%
Mezzanine and other subordinate loans	675,048	10.6%
Non-investment grade net lease (2)	1,015,805	15.9%
Investment grade net lease (2)	271,382	4.4%
Total	$6,368,717	100.0%

(1) Includes $326 million of junior participations in first mortgages.

(2) Net lease amounts prior to accumulated depreciation and impact of statement of FAS No. 141.

Book Value Rollforward

($ in thousands, except per share data)

	$	Per Share
Common book value at June 30, 2008 (diluted)	$860,387	$12.23

Net income to common stockholders and minority interest, excluding non-cash mark to market items included in net income	8,523	0.12

Mark to market adjustments included in net income:
Securities fund	3,291	0.05
Exchangeable senior notes	16,180	0.23
Secured debt liabilities	251,020	3.57
Trust preferred debt	42,938	0.61
Securities and Investments held at market value under FAS159	(57,717)	(0.82)
Swaps and other hedges	(3,177)	(0.05)

Mark to market adjustments in other comprehensive income and minority interest:
Effective hedges	(24)	(0.00)
Available for sale securities	(4,157)	(0.06)

Dividends and distributions paid to common stockholders and minority interest	(25,326)	(0.36)

Accretion/(dilution) from additional shares issued during quarter (1)	5,714	0.07
Total net increases/(decreases)	237,265	3.36

Common book value at September 30, 2008 (diluted) (2)	$1,097,652	$15.59

(1) Related to issuance of common stock in from DRIP and DSTT plan, equity distribution agreement, and amortization of LTIP units.

(2) Cumulative net mark-to-market adjustments total a positive $568.1 million ($8.07 per diluted share) and accumulated real estate depreciation and amortization total a negative $81.9 million ($1.16 per diluted share) as of September 30, 2008.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

				Years
				Net					Acquisition
Date			Square	Lease	Acquisition		Existing		Cost less
Acquired	Tenant or Guarantor of Tenant	Location/MSA	Feet	(1)	Cost (2)		Debt		Debt

Oct-2004	ALGM Portfolio - Various (3)	Three properties in New York, NY	35,965	2.8-8.8	$10,355	(4)	$0		$10,355
Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	9.2	33,826		23,848		9,978
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	12.1	34,303		30,744		3,559
Jun-2007	Vacant	Reading, PA	609,000	—	28,473		19,213		9,260
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	17.3	34,519		28,553		5,966
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	8.4	30,144		22,655		7,489
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)	9 properties	467,971	7.3-15.9	64,503		49,523		14,980
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	7.0	62,718		47,874		14,844
Dec-2005	General Electric Co. & Cincom Systems, Inc.	Springdale, OH/Cincinnati	486,963	1.3-3.3	69,341		51,480		17,861
Aug-2005	GSA - U.S. Department of Agriculture	Salt Lake City, UT	117,553	3.6	22,424		15,957		6,467
Jul-2006	Northrop Grumman Space & Mission Systems Corp.	Aurora, CO/Denver	183,529	6.8	43,625		34,607		9,018
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	6.7-8.8	21,955		17,395		4,560
Feb-2006	Quantum Corporation (5)	Colorado Springs, CO	406,207	1.7-12.4	27,635		18,507		9,128
Jan-2005	Washington Mutual Bank, FA (3)	Chatsworth, CA/ Los Angeles	257,336	6.7	65,159		52,666	(6)	12,493

Total NRFC NNN Holdings, LLC Portfolio			3,949,329	8.2	$548,980		$413,022		$135,958

(1) Remaining lease terms as of September 30, 2008.  Total represents weighted average based on acquisition cost.

(2) Acquisition cost does not include SFAS 141 “Business Combinations” purchase price allocations.

(3) The three ALGM portfolio properties, six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties and one of the three Washington Mutual Bank, FA properties are ground lease interests.

(4) The three ALGM properties were owned by NorthStar’s predecessor prior to NorthStar’s initial public offering.  The value in acquisition cost column reflects the undepreciated book value when the properties were transferred to a subsidiary of NRFC NNN Holdings, LLC at the time of  NorthStar’s initial public offering (10/29/04).

(5) Dollar amounts shown are 50% of total values, representing NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

(6) The Washington Mutual Bank, FA properties are financed with a $43.0 million non-recourse first mortgage with a third party and a $9.7 million mezzanine loan held by an affiliate of NorthStar.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended September 30, 2008				Primary Tenant
				NOI Less			Actual
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service	Debt Service	Market Cap (1)		Credit Rating

ALGM Portfolio - Various	$236	$503	—	$503	mixed tenants
Alliance Data Systems Corp.	582	580	(456)	124	$4,579		not rated
Citigroup, Inc.	525	525	(501)	24	111,769		AA-/Aa3
Cott Corporation (6)	—	46	(333)	(287)	81		B-/B3
Covance, Inc.	608	607	(490)	117	5,566		not rated	(2)
Credence Systems Corp.	648	647	(447)	200	110		not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,361	1,230	(974)	256	2,186		not rated	(3)
Electronic Data Systems Corp.	1,393	1,371	(825)	546	13,900		NR/A2
General Electric Co. & Cincom Systems, Inc.	1,370	1,415	(770)	645	267,644		AAA/Aaa
GSA - U.S. Department of Agriculture	579	456	(303)	153	NA		implied AAA
Northrop Grumman Space & Mission Systems Corp.	776	776	(875)	(99)	20,432		NR/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	437	431	(304)	127	362	(4)	B/B2	(5)
Quantum Corporation (50%)	592	590	(125)	465	217		B/B3
Washington Mutual Bank, FA	1,594	1,465	(1,205)	260	NA		R/Ca	(7)
Total	$10,701	$10,642	$(7,608)	$3,034

(1) Based on information from FactSet at close of market on September 30, 2008.

(2) Covance has a $1.0 billion net worth and no long-term debt.

(3) PetSmart, Inc. is rated BB.

(4) In December 2005, Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) purchased Party City for $362 million.

(5) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

(6) On July 24, 2008 the Cott lease was terminated for $9.05 million.

(7) An obligator rated ‘R’ is under regulatory supervision owing to its financial condition. On September 25, 2008, JPMorgan Chase & Co. acquired all deposits, assets and certain liabilities of Washington Mutal Bank, FA’s banking operations from the FDIC.  JPMorgan is currently within a statutory period to determine whether it will assume or reject the Chatsworth, CA lease.  Washington Mutal Bank, FA has made all required lease payments to date.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty’s expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty’s SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements will be specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772